EXHIBIT 23.1


                            KYLE L. TINGLE, CPA , LLC








                                                                   April 3, 2009


To Whom It May Concern:



The firm of Kyle L. Tingle, Certified Public Accountant, LLC hereby consents to the inclusion of this report of February 4, 2009, accompanying the audited financial statements of Palmdale Executive Homes, Corp. , as of December 31, 2008 in the Form 10K/A.


Very truly yours,


/s/ KYLE L. TINGLE
________________________
Kyle L. Tingle, CPA, LLC




        P.O. Box 50141, Henderson, Nevada 89016, Phone: (702) 434-8452,
             Fax: (702) 436-4218, e-mail: ktingle@kyletinglecpa.com